UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) December 9, 2009

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382

(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM C11 Bermuda

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 9, 2009 in connection with the closing of the acquisition of the Media Pro Entertainment business (as defined below), Central European Media Enterprises Ltd. (the “Company”) issued 1,600,000 shares of Class A common stock to Media Pro Management, S.A. (“MP Management”) and 600,000 shares of Class A common stock to Media Pro B.V. (“MP BV”), each pursuant to a Subscription Agreement dated December 9, 2009 among the Company, MP Management and MP BV. In addition, on December 9, 2009 the Company issued a warrant to MP Management to purchase 600,000 shares of Class A common stock and a warrant to MP BV to purchase 250,000 shares of Class A common stock (the “Warrants” and collectively with the shares of Class A common stock, the “Securities”). The Warrants may be exercised in whole or in part at any time prior to the sixth anniversary of the issue date at an exercise price of $21.75 per share.

The Securities were issued in connection with the Framework Agreement dated July 27, 2009, as amended on December 9, 2009 (the “Framework Agreement”), among CME Production B.V. and CME Romania B.V., two wholly-owned subsidiaries of the Company, MP Management, MP BV and Mr. Adrian Sarbu.   Mr. Sarbu, President and Chief Executive Officer of the Company, is the controlling shareholder of MP Management and MP BV and is guaranteeing the performance and obligations of MP Management and MP BV under the Framework Agreement.  The Framework Agreement is described in the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2009.

Total consideration consisted of $10 million in cash paid to MP Management and the Securities. In connection with this acquisition, CME Romania B.V. transferred its 10.0% ownership interest in MP BV and 8.7% ownership interest in MP Management to Mr. Sarbu for no additional consideration.

Furthermore, at closing the Company made loans to certain companies of the Media Pro Entertainment business for purposes of the repayment of certain third party loans of the Media Pro Entertainment business (including accrued interest thereon and costs related thereto) in the amount of approximately €18.5 million (approximately $27.3 million).

The “Media Pro Entertainment business” consists of 100% of each of Media Pro Pictures S.A. (“Media Pro Pictures”), Pro Video s.r.l., Media Pro Music and Entertainment s.r.l., Media Pro Distribution s.r.l., Hollywood Multiplex Operations s.r.l. and Media Pro Pictures s.r.o., as well as the 81.47% interest that Media Pro Pictures holds in Media Pro Studios (Studiorile) S.A. and the 51% interest that Media Pro Pictures holds in Domino Production s.r.l.

The Company is relying on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, based on the fact that MP Management and MP BV were the only entities offered the Securities.

Item 3.02	Unregistered Sales of Equity Securities

The Company issued the Securities as described in Item 1.01 above.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: December 11, 2009	/s/ David Sturgeon
David Sturgeon
Deputy Chief Financial Officer